SWENSON                                         [ ]  27710 Jefferson Avenue
ADVISORS                                             Suite 302
LIMITED LIABILITY PARTNERSHIP                        Temecula, CA 92590
[GRAPHIC OMITTED]                                    Tel: 951-676-6148
                                                          800-783-3289
                                                     Fax: 951-676-1456

                                                [X]  600 B Street, Suite 2120
                                                     San Diego, CA 92101
                                                     Tel: 619-237-3400
                                                          888-757-8606
                                                     Fax: 619-237-3401

EXHIBIT 16.2



Swenson Advisors, LLP
27710 Jefferson Ave. Suite 302
Temecula, CA  92590


                                 April 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01 in Amendment No. 1 to the Form 8-K for the event that occurred on March 28, 2006, filed by our former client, TMP Inland Empire Fund VI, a California Limited Partnership, (SEC File No. 0-19940). We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours very truly,


/s/ Swenson Advisors, LLP
Temecula, California



















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